UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BPO MANAGEMENT SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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INFORMATION STATEMENT NOTICE

OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDER MEETING

July __, 2007

TO OUR STOCKHOLDERS:

Notice is hereby given that on June 13, 2007, we received the written consent, in lieu of a meeting of stockholders, of seven holders of approximately 76.6% of our outstanding common stock, 100% of our outstanding Series A Preferred Stock, 93.0% of our outstanding Series B Preferred Stock, and 100% of our outstanding Series C Preferred Stock approving two amendments (“Amendments 1 and 2”) to the Restated Certificate of Incorporation of BPO Management Services, Inc., a Delaware corporation (the “Company”), as follows:

(1)	Increasing the authorized shares of common stock of the Company from One Hundred Fifty Million (150,000,000) to Two Hundred Fifty Million (250,000,000); and

(2)
Providing for the redemption of all of the issued and outstanding shares of Series C Preferred Stock of the Company for an aggregate price of One Dollar ($1.00) upon payment in full of all previously authorized monthly cash dividends for such Series C Preferred Stock.

Notice is further given that on July 3, 2007, we received the written consent, in lieu of a meeting of stockholders, of seven holders of approximately 76.6% of our outstanding common stock, 100% of our outstanding Series A Preferred Stock, 93.0% of our outstanding Series B Preferred Stock, and 100% of our outstanding Series C Preferred Stock approving a third amendment (“Amendment 3”) to the Restated Certificate of Incorporation of the Company as follows:

(1)
Increasing the authorized shares of Series A Preferred Stock of the Company from One Million Six Hundred Eight Thousand Six Hundred Twelve (1,608,612) to Two Million Three Hundred Eight Thousand Six Hundred Twelve (2,308,612);

Our board of directors has fixed the opening of business on June 13, 2007, as the record date for Amendments 1 and 2 (the “Earlier Record Date”) and the opening of business on June 28, 2007, as the record date for Amendment 3 (the “Later Record Date”) for the determination of stockholders entitled to receive notice of the corporate actions described above.

You are encouraged to read the attached Information Statement, including the Certificate of Amendment of Certificate of Incorporation attached as Appendix A (which contains both Amendments 1 and 2 and Amendment 3), for further information regarding these actions. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed to our stockholders. We anticipate this date to occur on or about the close of business on July __, 2007.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

Anaheim, California
July __, 2007

By Order of the Board of Directors

/s/ PATRICK A. DOLAN
Patrick A. Dolan
Chairman, Chief Executive Officer,
and Director

IMPORTANT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

BPO Management Services, Inc.
1290 N. Hancock, Suite 202
Anaheim, California 92807
(714) 974-2670

Information Statement

This Information Statement is being furnished on or about July __, 2007 both to the holders of record of the capital stock of BPO Management Services, Inc., as of the Earlier Record Date (in respect of Amendments 1 and 2) and to the holders of record as of the Later Record Date (in respect of Amendment 3). This Information Statement is being sent to you for information purposes only; no action is requested or required on your part.

As used in this Information Statement, the “Company,” “we,” “our,” and “us” refers to BPO Management Services, Inc., a Delaware corporation, and its subsidiaries; the “common stock” refers to the common stock, par value $0.01 per share, of the Company; and the “amendment” refers to the increase in the number of authorized shares of common stock, the increase in the number of authorized shares of Series A Preferred Stock, the new redemption provision with respect to the Series C Preferred Stock, and the amendment to our Restated Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

If you were a stockholder of record as of the Earlier Record Date, this Information Statement is being furnished to you to inform you of the adoption of resolutions by the board of directors on June 13, 2007, as ratified on June 13, 2007 by the written consent, in lieu of a meeting of stockholders, of seven holders of approximately 76.6% of our outstanding common stock, 100% of our outstanding Series A Preferred Stock, 93.0% of our outstanding Series B Preferred Stock, and 100% of our outstanding Series C Preferred Stock, voting as combined classes, and by 100% of our outstanding Series C Preferred Stock, voting as a separate series, approving Amendments 1 and 2 to our Restated Certificate of Incorporation (a copy of which complete Certificate of Amendment of Certificate of Incorporation is attached hereto as Appendix A) as follows:

(1)	Increasing the authorized shares of common stock of the Company from One Hundred Fifty Million (150,000,000) to Two Hundred Fifty Million (250,000,000); and

(2)
Providing for the redemption of all of the issued and outstanding shares of Series C Preferred Stock of the Company for an aggregate price of One Dollar ($1.00) upon payment in full of all previously authorized monthly cash dividends for such Series C Preferred Stock.

If you were a stockholder of record as of the Later Record Date, this Information is further being furnished to you to inform you of the adoption of resolutions by the board of directors on July 3, 2007, as ratified as of the Later Record Date by the written consent, in lieu of a meeting of stockholders, of the same holders of 100% of our outstanding Series A Preferred Stock, 93.0% of our outstanding Series B Preferred Stock, and 100% of our outstanding Series C Preferred Stock, voting as a class, approving Amendment 3 to our Restated Certificate of Incorporation (a copy of which complete Certificate of Amendment of Certificate of Incorporation is attached hereto as Appendix A) as follows:

(1)
Increasing the authorized shares of Series A Preferred Stock of the Company from One Million Six Hundred Eight Thousand Six Hundred Twelve (1,608,612) to Two Million Three Hundred Eight Thousand Six Hundred Twelve (2,308,612);

The resolutions contained in both written consents adopted by the board, as ratified by the respective written consent of the required percentages of our outstanding capital stock, are sufficient under the Delaware General Corporation Law (the “DGCL”) and the Company’s Restated Certificate of Incorporation and Bylaws to approve the action and give us the authority to file a Certificate of Amendment of Certificate of Incorporation of BPO Management Services, Inc. (the “Certificate of Amendment”). The Certificate of Amendment shall be filed in Delaware on or after the expiration of 20 calendar days following the date this Information Statement is first mailed to our stockholders and will become effective immediately thereafter (the “Effective Date”). We reserve the right to delay or abandon the proposed amendment to our Restated Certificate of Incorporation at any time before the filing of the Certificate of Amendment in Delaware. We also reserve the right to abandon or delay the proposed amendment to our Restated Certificate of Incorporation at any time before the filing of the necessary amendment to the Restated Certificate of Incorporation in Delaware if the board determines that such action would be in the best interest of the Company and its stockholders.

This Information Statement will serve as written notice to stockholders required pursuant to the DGCL.

DISTRIBUTION OF INFORMATION STATEMENT

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver, or cause to be delivered, one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and any future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

BPO Management Services, Inc.
Attention: Chief Executive Officer
1290 N. Hancock, Suite 202
Anaheim, California 92807
(714) 974-2670

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the capital stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

APPROVAL REQUIREMENTS; DELAWARE LAW AND OUR CHARTER

Section 242 of the DGCL provides that every amendment to the Company’s Restated Certificate of Incorporation shall first be adopted by the resolution of the board of directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Under the Company’s Restated Certificate of Incorporation, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power of the Company is sufficient to amend the Company’s Restated Certificate of Incorporation, except that, if an amendment materially alters or changes the powers, preferences or special rights of any issued and outstanding series of preferred stock, the affirmative vote of two-thirds or more of the outstanding shares of said series, voting separately, as a separate series is required.

Section 228 of the DGCL provides that, unless otherwise provided in the Company’s Restated Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power (or, if required by our Restated Certificate of Incorporation, a larger percentage). Neither our Restated Certificate of Incorporation nor our Bylaws prohibit the taking of action by our board of directors or stockholders by written consent.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments described herein as early as possible in order to accomplish the purposes as hereafter described, our board of directors obtained two written consents, which evidence the written consents of (i) the holders of at least a majority-in-interest of our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as combined classes, as of the opening of business on June 13, 2007 with respect to Amendment 1 (increasing the number of authorized shares of common stock), (ii) the holders of at least a majority-in-interest of our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock as of the Earlier Record Date, voting together as combined classes, and at least two-thirds in interest of our Series C Preferred Stock, voting as a separate series, as of the Earlier Record Date with respect to Amendment 2 (providing the Company with certain redemption rights relating to the Series C Preferred Stock), and (iii) the holders of at least a majority-in-interest of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Convertible Preferred Stock, voting together as a single class, as of the Later Record Date with respect to Amendment 3 (increasing the number of authorized shares of Series A Preferred Stock).

VOTING SECURITIES AND INFORMATION ON CONSENTING STOCKHOLDERS

As of the Earlier Record Date and as of the Later Record Date, the Company had 8,619,400 shares of common stock issued and outstanding, 1,605,598 shares of Series A Preferred Stock issued and outstanding, 1,449,204 shares of Series B Preferred Stock issued and outstanding, and 916,666 shares of Series C Preferred Stock issued and outstanding. As of the Later Record Date, the Company also had 1,458,333.8 shares of Series D Convertible Preferred Stock issued and outstanding.

For Amendment 1 (increasing the number of authorized shares of our common stock), at least approximately 6,295,435 shares of our capital stock are required for approval.

For Amendment 2 (providing for the redemption of all of the issued and outstanding shares of Series C Preferred Stock for an aggregate price of $1.00 upon payment in full of all previously authorized monthly cash dividends thereon), at least approximately 6,295,435 shares of the Company’s common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as combined classes, and at least 611,112 shares of our Series C Preferred Stock, voting as a separate series, are required for approval.

For Amendment 3 (increasing the number of authorized shares of our Series A Preferred Stock), at least approximately 2,714,902 shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Convertible Preferred Stock, voting together as a single class, are required for approval.

Each share of common stock is entitled to one vote for each share held by its holder. When voting with the Common Stock as combined classes, (i) each share of Series A Preferred Stock and each share of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each such share could be converted on the Earlier Record Date or the Later Record Date, as appropriate, and (ii) each share of Series C Preferred Stock is entitled to one vote for each share of Series C Preferred Stock held by such holder. When voting with other series of our preferred stock as a class or when voting solely as a separate series, each share of our preferred stock is entitled to one vote for each share of such preferred stock held by such holder.

In respect of Amendments 1 and 2, the consenting stockholders are collectively the record and beneficial owners of 6,600,948 shares of common stock (which represents 76.6% of the issued and outstanding shares of our common stock), 1,605,598 shares of Series A Preferred Stock (which represents 100% of the issued and outstanding shares of our Series A Preferred Stock), 1,347,597 shares of Series B Preferred Stock (which represents 93.0% of the issued and outstanding shares of our Series B Preferred Stock), and 916,666 shares of Series C Preferred Stock (which represents 100% of the issued and outstanding shares of our Series C Preferred Stock). No consideration was paid for the consents. The consenting stockholders’ names are as follows:

Name of Consenting Stockholder	Number of Shares of Voting Stock for Which Consent Was Given for Amendments 1 and 2*	Percentage of Voting Stock

Patrick A. Dolan	4,841,443(1)	38.5%
James Cortens	2,934,171(2)	23.3%
Brian Meyer	437,111(3)	3.5%
Lynne Meyer	338,206(4)	2.7%
Don West	1,026,608(5)	8.2%
Sharon West	626,962(6)	5.0%
West LTP Trust	266,308(7)	2.1%
--------------------------------

*	Includes shares of common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(1)	Includes 2,988,975 shares of common stock, 1,019,135 shares of Series A Preferred Stock (which are convertible into 1,019,135 shares of common stock), and 833,333 shares of Series C Preferred Stock.

(2)	Includes 2,264,375 shares of common stock, 586,463 shares of Series A Preferred Stock (which are convertible into 586,463 shares of common stock), and 83,333 shares of Series C Preferred Stock.

(3)	Includes 166,401 shares of common stock and 270,710 shares of Series B Preferred Stock (which are convertible into 270,710 shares of common stock).

(4)	Includes 169,103 shares of common stock and 169,103 shares of Series B Preferred Stock (which are convertible into 169,103 shares of common stock).

(5)	Includes 565,459 shares of common stock and 461,149 shares of Series B Preferred Stock (which are convertible into 461,149 shares of common stock).

(6)	Includes 313,481 shares of common stock and 313,481 shares of Series B Preferred Stock (which are convertible into 313,481 shares of common stock).

(7)	Includes 133,154 shares of common stock and 133,154 shares of Series B Preferred Stock (which are convertible into 133,154 shares of common stock).

Name of Consenting Stockholder	Number of Shares of Series C Preferred Stock for Which Consent Was Given for Amendment 2*	Percentage of Series C Preferred Stock

Patrick A. Dolan	833,333	90.9%
James Cortens	83,333	9.1%

Name of Consenting Stockholder	Number of Shares of Preferred Stock for Which Consent Was Given for Amendment 3*	Percentage of Preferred Stock

Patrick A. Dolan	1,852,468(1)	34.1%
James Cortens	669,796(2)	12.3%
Brian Meyer	270,710(3)	5.0%
Lynne Meyer	169,103(4)	3.1%
Don West	461,149(5)	8.5%
Sharon West	313,481(6)	5.8%
West LTP Trust	133,154(7)	2.5%
--------------------------------

*	Includes shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Convertible Preferred Stock.

(1)	Includes 1,019,135 shares of Series A Preferred Stock (which are convertible into 1,019,135 shares of common stock) and 833,333 shares of Series C Preferred Stock.

(2)	Includes 586,463 shares of Series A Preferred Stock (which are convertible into 586,463 shares of common stock) and 83,333 shares of Series C Preferred Stock.

(3)	Includes 270,710 shares of Series B Preferred Stock (which are convertible into 270,710 shares of common stock).

(4)	Includes 169,103 shares of Series B Preferred Stock (which are convertible into 169,103 shares of common stock).

(5)	Includes 461,149 shares of Series B Preferred Stock (which are convertible into 461,149 shares of common stock).

(6)	Includes 313,481 shares of Series B Preferred Stock (which are convertible into 313,481 shares of common stock).

(7)	Includes 133,154 shares of Series B Preferred Stock (which are convertible into 133,154 shares of common stock).

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Restated Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our capital stock, as of the Earlier Record Date and as of the Later Record Date by (i) each person known by us to beneficially own 5% or more of our outstanding capital stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o BPO Management Services, Inc., 1290 N. Hancock, Suite 202, Anaheim, California 92807. Unless otherwise indicated in the footnotes to this table and except in cases where community property laws apply, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder. As of the each Record Date, we had 8,619,400 shares of common stock, 1,605,598 shares of Series A Preferred Stock, 1,449,204 shares of Series B Preferred Stock, and 916,666 shares of Series C Preferred Stock issued and outstanding. As of the Later Record Date, we also had issued and outstanding 1,458,333.8 shares of Series D Convertible Preferred Stock and had granted certain common stock purchase warrants that were exercisable then or within 60 days thereafter. Russell Cleveland, a director of ours who was appointed as a result of a financing (as described in the Stock Purchase Agreement as defined below) that closed immediately following the Earlier Record Date, disclaims beneficial ownership of all shares of Series D Convertible Preferred Stock that were issued in such financing, shares of Series D-2 Convertible Preferred Stock that underlie certain warrants granted in such financing, all shares of common stock into which such preferred shares may be converted, and the common stock underlying certain common stock purchase warrants (See footnotes 5, 6, 11, and 12, below).

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Executive Officers and Directors:
Common Stock	Patrick A. Dolan	3,901,255(2)	40.9%
Common Stock	James Cortens	2,512,674(3)	28.3%
Common Stock	Dale Paisley	16,506(4)	*
Common Stock	Russell Cleveland	20,000,008(5)	69.9%
Common Stock	All Directors and Executive Officers (4 persons) as a group	26,430,443(6)	88.7%

5% Beneficial Owners:
Common Stock	Don West	1,017,529(7)	11.8%
Common Stock	Brian Meyer	514,469(8)	6.0%

Executive Officers and Directors:
Series A Preferred Stock	Patrick A. Dolan	1,019,135	63.5%
Series A Preferred Stock	James Cortens	586,463	36.5%
Series A Preferred Stock	All Directors and Executive Officers (4 persons) as a group	1,605,598	100%

5% Beneficial Owners:
Series B Preferred Stock	Don West	907,784(9)	62.6%
Series B Preferred Stock	Brian Meyer	439,813(10)	30.3%

Executive Officers and Directors:
Series C Preferred Stock	Patrick A. Dolan	833,333	90.9%
Series C Preferred Stock	James Cortens	83,333	9.1%
Series C Preferred Stock	All Directors and Executive Officers (4 persons) as a group	916,666	100%

Executive Officers and Directors:
Series D Convertible Preferred Stock	Russell Cleveland	416,666.9(11)	28.6%
Series D Convertible Preferred Stock	All Directors and Executive Officers (4 persons) as a group	416,666.9	28.6%

Executive Officers and Directors:
Series D-2 Convertible Preferred Stock	Russell Cleveland	416,666.9(12)	28.6%
Series D-2 Convertible Preferred Stock	All Directors and Executive Officers (4 persons) as a group	416,666.9	28.6%

--------------------------------
* Constitutes less than 1%

(1)
As used in this table, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)	Includes 2,988,975 shares of common stock, 640,555 shares of common stock underlying warrants and 271,725 shares of common stock underlying options.

(3)	Includes 2,264,375 shares of common stock, 67,149 shares of common stock underlying warrants and 181,150 shares of common stock underlying options.

(4)	Includes 16,506 shares of common stock underlying options.

(5)
Includes warrants to purchase 20,000,008 shares of common stock held by Renaissance Capital Growth & Income Fund III, Inc., US Special Opportunities Trust PLC, Renaissance US Growth Investment Trust PLC, and Premier RENN US Emerging Growth Fund Limited, for which RENN Capital Group, Inc. acts as Investment Advisor. Russell Cleveland is President of RENN Capital Group, Inc. and, therefore, may be considered beneficial owner of such shares. Russell Cleveland disclaims such beneficial ownership. The address of Mr. Cleveland is 8080 N. Central Expressway, Suite 210, Dallas, Texas, 75206.

(6)	Includes all shares referenced in footnotes 2, 3, 4, and 5, above.

(7)
Includes 565,459 shares of common stock held by Don West, 313,481 shares of common stock held by his wife Sharon West, and 133,154 shares of common held stock by West LTP Trust; and 5,435 shares of common stock underlying warrants held by Don West. The address of Mr. West is 1800-181 Bay Street, Toronto, Ontario, M5J 2T9.

(8)
Includes 166,401 shares of common stock held by Brian Meyer and 169,103 shares of common stock held by his wife Lynne Meyer; 5,435 shares of common stock underlying warrants held by Brian Meyer; and 173,530 shares of common stock underlying options held by Brian Meyer.

(9)
Includes 461,149 shares of Series B convertible preferred stock held by Don West, 313,481 shares of Series B convertible preferred stock held by Sharon West, and 133,154 shares of Series B convertible preferred stock held by West LTP Trust.

(10)	Includes 270,710 shares of Series B convertible preferred stock held by Brian Meyer and 169,103 shares of Series B convertible preferred stock held by Lynne Meyer.

(11)
Includes 416,666.9 shares of Series D Convertible Preferred Stock held by Renaissance Capital Growth & Income Fund III, Inc., US Special Opportunities Trust PLC, Renaissance US Growth Investment Trust PLC, and Premier RENN US Emerging Growth Fund Limited, for which RENN Capital Group, Inc. acts as Investment Advisor. Russell Cleveland is President of RENN Capital Group, Inc. and, therefore, may be considered beneficial owner of such shares. Russell Cleveland disclaims such beneficial ownership. The address of Mr. Cleveland is 8080 N. Central Expressway, Suite 210, Dallas, Texas, 75206.

(12)
Includes 416,666.9 shares of Series D-2 Convertible Preferred Stock underlying warrants held by Renaissance Capital Growth & Income Fund III, Inc., US Special Opportunities Trust PLC, Renaissance US Growth Investment Trust PLC, and Premier RENN US Emerging Growth Fund Limited, for which RENN Capital Group, Inc. acts as Investment Advisor. Russell Cleveland is President of RENN Capital Group, Inc. and, therefore, may be considered beneficial owner of such shares. Russell Cleveland disclaims such beneficial ownership. The address of Mr. Cleveland is 8080 N. Central Expressway, Suite 210, Dallas, Texas, 75206.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

Amendments 1 and 2 have been approved by the written consent of the required percentage of holders of outstanding shares of our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock as of the Earlier Record Date:

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK (AMENDMENT 1)

General

The Company’s board of directors adopted by unanimous consent dated June 13, 2007, a resolution to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company. The holders of at least a majority of the outstanding shares of the Company’s common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting as combined classes, by written consent dated June 13, 2007, approved a resolution to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company.

As of the Earlier Record Date and the Later Record Date, the Company was authorized to issue 179,795,816 shares of capital stock, of which 150,000,000 shares were designated as shares of common stock and 29,795,816 shares are designated as shares of preferred stock. Of the 29,795,816 shares designated as preferred stock, 1,608,612 shares were designated as shares of Series A Preferred Stock, 1,449,204 shares were designated as shares of Series B Preferred Stock, and 21,738,000 shares were designated as shares of Series C Preferred Stock. As of the Earlier Record Date, the remaining 5,000,000 shares of preferred stock may be issued in one or more classes or series of preferred stock as the board of directors may determine from time to time by resolution. Subsequent to the Earlier Record Date and in connection with the issuance by the Company of 1,458,333.8 shares of Series D Convertible Preferred Stock and warrants to purchase 1,458,333.8 shares of Series D-2 Convertible Preferred Stock in connection with the Share Sale (as defined below), our board designated 1,500,000 shares of such remaining shares of preferred stock as Series D Convertible Preferred Stock and 1,500,000 shares as Series D-2 Convertible Preferred Stock . As a result, as of the Later Record Date, the Company had 2,000,000 shares of preferred stock remaining as undesignated preferred stock. Amendment 1 increases the authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares.

As a result of Amendment 1, Section 3.1 of our Restated Certificate of Incorporation will be amended to read as follows:

“3.1 Authorized Shares. The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is 279,795,816, of which 250,000,000 shall be designated Common Stock, par value of $.01 per share, and 29,795,816 shall be designated Preferred Stock, par value of $.01 per share. Of the 29,795,816 shares designated as Preferred Stock, 1,608,612  shares shall be designated Series A Preferred Stock (the “Series A Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.3 below, 1,449,204 shares shall be designated Series B Preferred Stock (the “Series B Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.4 below, and 21,738,000 shares shall be designated Series C Preferred Stock (the “Series C Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.5 below.

Purpose of Amendment 1

On June 13, 2007, the Company entered into a Series D Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 1,458,333.8 shares of Series D Convertible Preferred Stock, par value of $0.01 per share (the “Series D Preferred”) with a stated value equal to $9.60 per share, and various common stock and Series D-2 preferred stock purchase warrants (the “Share Sale”) for aggregate gross proceeds equal to approximately $14 million in a transaction exempt from registration under the Securities Act of 1933, as amended. The Share Sale was consummated on June 13, 2007. We intend to use the proceeds to complete previously announced acquisitions, fund additional growth in accordance with our business plan and for general working capital requirements.

Each share of Series D Preferred is convertible into sixteen (16) shares of the Company’s common stock, subject to adjustment, at the election of the Investors. Upon conversion in full of the Series D Preferred, approximately 23.3 million shares of common stock shall be issued to the Investors.

The three-year Series A Warrants that we granted (initial exercise price of $0.90 per share) are exercisable for the purchase of up to approximately 11.7 million shares of our common stock. The five-year Series B Warrants that we granted (initial exercise price of $1.25 per share) are exercisable for the purchase of up to approximately 23.3 million shares of common stock. If exercised in full, the aggregate Series A Warrant and Series B Warrant proceeds will be approximately $40 million.

We also granted the Investors a one-year option (in the form of Series J Warrants) to purchase up to $21 million of Series D-2 Convertible Preferred Stock, which shares are convertible into approximately 23.3 million shares of our common stock. At the closing and in connection with such option, we granted the Investors three-year Series C Warrants (initial exercise price of $1.35 per share), which are exercisable for the purchase of up to approximately 11.7 million shares of our common stock, and five-year Series D Warrants (initial exercise price of $1.87 per share), which are exercisable for the purchase of up to approximately 23.3 million shares of our common stock. The Series C Warrants and Series D Warrants vest only upon exercise of the Series J Warrants. If exercised in full, the aggregate Series C Warrant and Series D Warrant proceeds will be approximately $60 million. If all of the shares of Series D Preferred are converted in full, all of the Series J Warrants are exercised in full and the Series D-2 Convertible Preferred Stock acquired upon full exercise of the Series J Warrants are converted in full, and the Series A, B, C and D Warrants exercised in full, an aggregate of approximately 116.6 million shares of common stock shall be issued to the Investors. Also, in connection with the Stock Purchase Agreement, we agreed to reserve one hundred twenty percent (120%) of the number of shares of common stock as shall from time to time be sufficient to effect the conversion of all of shares of Series D Convertible Preferred Stock and Series D-2 Convertible Preferred Stock into common stock and exercise of all of the warrants granted to the Investors which are then outstanding.

We also may issue shares of common stock as part of purchase price paid for currently pending or future acquisitions (the “Acquisition Shares”). For example, subsequent to the Later Record Date, we issued 400,000 shares of common stock in connection with an acquisition.

In order to fulfill these prospective obligations and opportunities, we need more than 150 million shares of authorized common stock.

Except as disclosed above, the Company has no current specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock. However, the increase in the Company’s authorized common stock may give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the board of directors believes provide the potential for growth and profit.

The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes, such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent on the issuance of additional shares would be less likely to be undermined or precluded by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions.

Effect of Amendment 1

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. The increase in the authorized capital stock will not have any immediate effect on the rights of existing stockholders, other than the decrease in the existing stockholders’ current percentage equity that will result if, as and when there is any conversion of the Series A Preferred Stock, the Series B Preferred Stock, or the Series D Preferred into common stock, the exercise of the Series J Warrants and conversion of the Series D-2 Convertible Preferred Stock acquired upon exercise of the Series J Warrants into common stock, the exercise of the Series A, B, C and D Warrants and the issuance of common stock upon such exercise, and the issuance of Acquisition Shares and other future issuances because the holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company. Amendment 1 and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged after Amendment 1 becomes effective. The board of directors will, however, have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Restated Certificate of Incorporation, the Stock Purchase Agreement and the documents entered into in connection with the Stock Purchase Agreement, or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

Any issuance of the additional shares of common stock could affect the per-share book value, the earnings per share or other per-share financial measures of the Company.

Although Amendment 1 is not intended to constitute or act as an anti-takeover measure, stockholders should note that the increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that could make a change in control of the Company more difficult and, therefore, less likely. For example, any of the additional shares of common stock could be privately placed with investors who might side with the board of directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on our part, to repurchase such shares, or on the part of the purchaser, to put such shares to us. In addition, it is possible that shares of the approximately 2,000,000 shares of undesignated, authorized and unissued preferred stock could, within the limits imposed by applicable law, be issued as preferred stock convertible into shares of common stock using a high conversion ratio, which would result in the issuance of a large number of shares of common stock for each share of preferred stock and which could make a change in control of the Company more difficult and, therefore, less likely.

Further, Amendment 1 might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of us, since the issuance of the additional shares of common stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of common stock might be (i) to deprive stockholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of us or (ii) to assist incumbent management including the board of directors in retaining its present position.

The board of directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, Amendment 1 is not prompted by any specific effort or takeover threat currently perceived by management.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION PROVIDING FOR REDEMPTION OF SERIES C PREFERRED STOCK FOR AN AGGREGATE OF ONE DOLLAR (AMENDMENT 2)

General

The Company’s board of directors adopted by unanimous consent dated June 13, 2007, a resolution to amend the Company’s Restated Certificate of Incorporation to provide for the redemption of all of the issued and outstanding shares of Series C Preferred Stock of the Company for an aggregate price of $1.00 upon payment in full of all monthly cash dividends thereon (the “Redemption”). The holders of more than a majority of the outstanding shares of the Company’s common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting as combined classes, and of more than two-thirds of the outstanding shares of the Company’s Series C Preferred Stock, voting as a separate series, by written consent dated June 13, 2007, approved a resolution to amend our Restated Certificate of Incorporation to provide for the Redemption.

As a result of Amendment 2, a new Section 3.5.4(c) will be added to our Restated Certificate of Incorporation as follows:

“(c) Notwithstanding anything in the foregoing, not later than 30 days after the aggregate of the Monthly Per Share Series C Dividend Amounts (as specified in Section 3.5.1(a)(i)) has been paid in full, the Corporation shall redeem all shares of Series C Preferred Stock then outstanding for an aggregate redemption price of $1.00. Further, if the Corporation cannot lawfully redeem all Series C Preferred Shares in said manner, at such time, (i) the Corporation shall redeem, on a monthly basis, as many of such shares as may then be lawfully redeemed, (ii) the aggregate liquidation preference for any unredeemed shares shall be reduced to $1.00, and (iii) all voting rights then vested in such shares shall be eliminated to the maximum extent permitted by the Delaware General Corporation Law.

Purpose of Amendment 2

As part of the Stock Purchase Agreement described above, the Investors proposed that, if, as and when the monthly cash dividends to which the Series C Preferred Stock are entitled under the Restated Certificate of Incorporation have been paid in full, the Company shall redeem all of the issued and outstanding shares of Series C Preferred Stock for an aggregate price of $1.00 to the extent it is lawfully permitted to do so. The Series C Preferred Stock was issued in connection with the conversion of $1,540,000 of the bridge loans made to the Company by Messrs. Dolan and Cortens in 2006, and the dividends paid upon the Series C Preferred Stock are paid in substitution for payments of principal and interest that would have been payable to Messrs. Dolan and Cortens upon the principal amount of the bridge loan had a portion of the bridge loan not been converted into Series C Preferred Stock. The board of directors believes that once all of the previously authorized dividends have been paid, Messrs. Dolan and Cortens will have been made whole for the converted portion of their bridge loans to the Company and that they should no longer be entitled to additional dividends or material payments from the Company with respect to their shares of Series C Preferred Stock. Messrs. Dolan and Cortens agree with this belief and have voted all of their shares of our capital stock in favor of Amendment 2.

Effect of Amendment 2

Once the Company’s commitment to pay the 48 months of dividends on the Series C Preferred Stock provided for in its Restated Certificate of Incorporation has been satisfied and paid in full, as a result of Amendment 2, we will be able to extinguish any further liabilities owed to holders of our Series C Preferred Stock by redeeming all of such shares for a total purchase price of $1.00, to the extent we are lawfully permitted to make the redemption under the DGCL. Without Amendment 2, in order to redeem the Series C Preferred Stock, we would have had to have paid $2.10 per share, which equals 125% of the per-share Series C Original Issue Price of $1.68 (subject to adjustment for stock dividends, combinations or splits with respect to such shares) plus any dividends declared but unpaid.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK (AMENDMENT 3)

General

The Company’s board of directors adopted by unanimous consent dated July 3, 2007, a resolution to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Series A Preferred Stock of the Company by 700,000 shares. The holders of at least a majority of the outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Convertible Preferred Stock approved by written consent dated July 3, 2007, a resolution to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Series A Preferred Stock of the Company by 700,000 shares.

As of the Earlier Record Date and the Later Record Date, the Company was authorized to issue 179,795,816 shares of capital stock, of which 150,000,000 shares were designated as shares of common stock and 29,795,816 shares are designated as shares of preferred stock. Of the 29,795,816 shares designated as preferred stock, 1,608,612 shares were designated as shares of Series A Preferred Stock, 1,449,204 shares were designated as shares of Series B Preferred Stock, and 21,738,000 shares were designated as shares of Series C Preferred Stock. As of the Earlier Record Date, the remaining 5,000,000 shares of preferred stock may be issued in one or more classes or series of preferred stock as the board of directors may determine from time to time by resolution. Subsequent to the Earlier Record Date and in connection with the issuance by the Company of 1,458,333.8 shares of Series D Convertible Preferred Stock and warrants to purchase 1,458,333.8 shares of Series D-2 Convertible Preferred Stock in connection with the Share Sale, our board designated 1,500,000 shares of such remaining shares of preferred stock as Series D Convertible Preferred Stock and 1,500,000 shares as Series D-2 Convertible Preferred Stock. As a result, as of the Later Record Date, the Company had 2,000,000 shares of preferred stock remaining as undesignated preferred stock. Amendment 3 increases the authorized shares of the Company’s Series A Preferred Stock from 1,608,612 shares to 2,308,612 shares. This leaves approximately 1,300,000 shares of preferred stock remaining as undesignated preferred stock. As of the Later Record Date, the Company had (i) 8,619,400 shares of common stock issued and outstanding, (ii) 1,605,598 shares of Series A Preferred Stock issued and outstanding, (iii) 1,449,204 shares of Series B Preferred Stock issued and outstanding, (iv) 916,666 shares of Series C Preferred Stock issued and outstanding, and (v) 1,458,333.8 shares of Series D Convertible Preferred Stock issued and outstanding.

As a result of Amendment 3 (and after taking into account Amendment 1), Section 3.1 of our Restated Certificate of Incorporation will be amended to read as follows:

“3.1 Authorized Shares. The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is 279,795,816, of which 250,000,000 shall be designated Common Stock, par value of $.01 per share, and 29,795,816 shall be designated Preferred Stock, par value of $.01 per share. Of the 29,795,816 shares designated as Preferred Stock, 2,308,612 shares shall be designated Series A Preferred Stock (the “Series A Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.3 below, 1,449,204 shares shall be designated Series B Preferred Stock (the “Series B Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.4 below, and 21,738,000 shares shall be designated Series C Preferred Stock (the “Series C Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.5 below.

Purpose of Amendment 3

Under the terms of our Restated Certificate of Incorporation, the holders of Series A Preferred Stock of the Company are entitled to receive an eight percent (8%) per annum paid-in-kind dividend, payable in quarterly installments by delivery of additional shares of Series A Preferred Stock. Due to the passage of time, approximately 1,605,598 shares of Series A Preferred Stock have been issued as of both the Earlier Record Date and the Later Record Date. Therefore, of the 1,608,612 shares of Series A Preferred Stock authorized pursuant to our Restated Certificate of Incorporation, only approximately 3,000 shares of Series A Preferred Stock remain available for issuance. In order to fulfill our prospective obligations for paid-in-kind dividends payable on the Series A Preferred Stock for approximately the next five years, we need approximately 700,000 additional shares of authorized Series A Preferred Stock and will use 700,000 of the approximately 2,000,000 remaining undesignated shares of our preferred stock and designate such 700,000 shares as shares of authorized Series A Preferred Stock.

Effect of Amendment 3

The terms of the additional shares of Series A Preferred Stock will be identical to those of the currently outstanding shares of Series A Preferred Stock. The increase in the authorized Series A Preferred Stock will not have any immediate effect on the rights of existing stockholders, other than the decrease in the existing stockholders’ current percentage equity that will result if, as and when there is any conversion of the Series A Preferred Stock into common stock because the holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company. Amendment 3 and the creation of additional shares of authorized Series A Preferred Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Series A Preferred Stock will remain unchanged after Amendment 3 becomes effective.

Effective Date for All Three Amendments

Under applicable federal securities laws, the Amendments cannot be effective until at least 20 calendar days after this Information Statement is distributed to our stockholders. The Amendments will become effective upon filing with the Secretary of State of the State of Delaware. It is anticipated that this filing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters’ Rights of Appraisal

Neither the DGCL nor the Restated Certificate of Incorporation provide for dissenters’ or appraisal rights in connection with the amendment.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Information Statement, and documents regarding us that are referenced or incorporated herein, contain certain statements that are forward-looking statements. Those statements may include statements regarding our intent, belief or current expectations of our officers with respect to (i) our strategic plans and ability to benefit from these amendments, (ii) our policies regarding capital expenditures, dividends, financing and other matters, (iii) industry trends affecting our financial condition or results of operations, and (iv) the expenses associated with these amendments.

Readers of this Information Statement are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although we believe that the assumptions on which the forward-looking statements contained, referenced, or incorporated herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward-looking statements contained, referenced, or incorporated in this Information Statement will prove to be accurate. The inclusion, referencing, or incorporating of a forward-looking statement herein should not be regarded as a representation by us that our objectives will be achieved. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally in the United States of America and the other countries in which we operate, legislative/regulatory changes, the political climate in the foreign countries in which we operate, the ability to complete and integrate planned or other acquisitions, the availability of capital and financing, changes in market and business conditions, interest rates, competition, and changes in generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on any such statements. Further information concerning us and our business; including additional factors that could materially affect our financial results, are included herein and in our other filings with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

Our Annual Report on Form 10-KSB/A for the year ended December 31, 2006, Quarterly Report on Form 10-QSB for the three months ended March 31, 2007, Current Reports on Form 8-K filed June 18, 2007, and on filed June 27, 2007, are hereby incorporated by reference into this Information Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain informational filing requirements of the Securities Exchange Act of 1934, as amended. As a result, we file annual, quarterly, and current reports, and other information with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the Public Reference Room of the SEC, Station Place, 100 F Street, N.E., Washington, D.C., 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, Information Statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

We have not authorized anyone to give any information or make any representation about the amendment that differs from, or adds to, the information in this Information Statement or our documents that are publicly filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

The information contained in this Information Statement speaks only as of its date, unless the information specifically indicates that another date applies.

By Order of the Board of Directors,

Anaheim, California	/s/ Patrick A. Dolan
July __, 2007	Patrick A. Dolan
Chairman, Chief Executive Officer,
and Director

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BPO MANAGEMENT SERVICES, INC.

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

BPO MANAGEMENT SERVICES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 3.1 thereof and inserting the following in lieu thereof:

“3.1 Authorized Shares. The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is 279,795,816, of which 250,000,000 shall be designated Common Stock, par value of $.01 per share, and 29,795,816 shall be designated Preferred Stock, par value of $.01 per share. Of the 29,795,816 shares designated as Preferred Stock, 2,308,612 shares shall be designated Series A Preferred Stock (the “Series A Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.3 below, 1,449,204 shares shall be designated Series B Preferred Stock (the “Series B Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.4 below, and 21,738,000 shares shall be designated Series C Preferred Stock (the “Series C Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.5 below.”

2. The Certificate of Incorporation of the Company is hereby amended by adding new Section 3.5.4(c), as follows:

“(c) Notwithstanding anything in the foregoing, not later than 30 days after the aggregate of the Monthly Per Share Series C Dividend Amounts (as specified in Section 3.5.1(a)(i)) has been paid in full, the Corporation shall redeem all shares of Series C Preferred Stock then outstanding for an aggregate redemption price of $1.00.  Further, if the Corporation cannot lawfully redeem all Series C Preferred Shares in said manner, at such time, (i) the Corporation shall redeem, on a monthly basis, as many of such shares as may then be lawfully redeemed, (ii) the aggregate liquidation preference for any unredeemed shares shall be reduced to $1.00, and (iii) all voting rights then vested in such shares shall be eliminated to the maximum extent permitted by the Delaware General Corporation Law.

3. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, BPO MANAGEMENT SERVICES, INC. has caused this Certificate to be executed by its duly authorized officer on this ____ day of _____________, 2007.

BPO MANAGEMENT SERVICES, INC., a Delaware corporation

By:
Patrick A. Dolan, Chief Executive Officer

By:
James Cortens, Secretary